SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 29, 2008

Commission file number 001-12215

Quest Diagnostics Incorporated
Three Giralda Farms
Madison, NJ 07940
(973) 520-2700

Delaware
(State of Incorporation)

16-1387862
(I.R.S. Employer Identification Number)

Item 8.01. Other Events

On January 29, 2008, Quest Diagnostics Incorporated issued a press release announcing that the company is scheduled to speak at the Wachovia Securities 2008 Healthcare Conference on Wednesday, January 30, 2008, at the Langham Hotel, Boston, Massachusetts and that during the conference, the company will reaffirm its 2007 guidance for revenues of between $6.6 billion and $6.7 billion, and earnings per diluted share from continuing operations of between $2.84 and $2.91, before $0.04 per share in special charges recorded in the first quarter of 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

c.	Exhibit

	99.1	Press release of Quest Diagnostics Incorporated dated January 29, 2008

Signature

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2008

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Assistant General Counsel and
Corporate Secretary